UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2023

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2023, Avanos Medical, Inc. (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company and certain of its affiliates and SunMed Group Holdings, LLC (“Buyer”). The Purchase Agreement provides for the sale to Buyer, subject to the terms and conditions of the Purchase Agreement, of substantially all of the assets primarily relating to or primarily used in the Company’s Respiratory Health (“RH”) business (the “Divestiture”). The total purchase price payable by Buyer in the Divestiture is $110 million in cash, subject to certain adjustments as provided in the Purchase Agreement based on the indebtedness and inventory transferred to Buyer at the closing. The Company expects the transaction to close in the fourth quarter of 2023.
The closing of the Divestiture is subject to the satisfaction or waiver of certain customary conditions to closing, including: (i) receipt of all required consents from, and the making of all required notices to, governmental authorities (subject to a material adverse effect standard) and (ii) the absence of any law, order, injunction or ruling issued by a court or other governmental authority restraining, enjoining or making illegal the Divestiture. Each party’s obligation to consummate the Divestiture is also conditioned upon the accuracy of the other party’s representations and warranties (generally subject, other than for certain representations and warranties, to a material adverse effect standard) and the other party’s having performed in all material respects its obligations under the Purchase Agreement.
The Purchase Agreement contains customary representations, warranties and covenants from both the Company and Buyer. Buyer has obtained representation and warranty insurance, which serves as Buyer's sole recourse for losses related to breaches of the Company's representations and warranties, other than in the case of fraud. Subject to certain exceptions and limitations, the Company and Buyer have agreed to indemnify each other for breaches of post-closing covenants, fraud and other specified matters contained in the Purchase Agreement.
The Purchase Agreement also contains certain customary termination rights for each of the Company and Buyer. The Purchase Agreement may be terminated by mutual consent of the Company and Buyer or, subject to certain conditions, by either the Company or Buyer if the closing of the Divestiture has not occurred prior to October 31, 2023, or if a governmental authority has issued a final, non-appealable order permanently prohibiting or enjoining the Divestiture. The Purchase Agreement may also be terminated by either the Company or Buyer if, subject to certain conditions, the other party is in breach of the Purchase Agreement and such breach would prevent the satisfaction of its closing conditions and is incapable of or has not been cured.
The Purchase Agreement contains various representations and warranties made by the parties solely for the benefit of the other parties to the Purchase Agreement. In addition, such representations and warranties: (i) have been made only for purposes of the Purchase Agreement; (ii) have been qualified by confidential disclosures made to the other parties in connection with the Purchase Agreement; (iii) are subject to materiality qualifications contained in the Purchase Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Purchase Agreement or such other dates as are specified in the Purchase Agreement; and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations or warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the RH business, the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Form 10-Q and other documents that the Company files or has filed with the SEC.
At or before the closing of the Divestiture, the Company and Buyer will enter into various transition services agreements pursuant to which the Company, Buyer and each company’s respective affiliates will provide to each other various transitional services, including, but not limited to, product manufacturing and distribution, facilities, order fulfillment, invoicing, quality assurance, regulatory support, audit support and other services. The services generally will commence on the closing date of the Divestiture and terminate no later than three years thereafter.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 7.01    Regulation FD Disclosure
On June 8, 2023, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Avanos Medical, Inc. on June 8, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	June 8, 2023	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel